UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 1, 2009

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a) On December 1, 2009, upon the recommendation of the Compensation Committee, the Board of Directors of Lattice Semiconductor Corporation (the “Company”), approved the FY2010 Cash Incentive Plan (the “2010 Plan”). The chief executive officer, other executive officers, and other members of senior management, including vice presidents and director-level employees, together with all other employees of the Company, are eligible to participate in the 2010 Plan. Under the 2010 Plan, individual cash incentive payments for the chief executive officer and other executive officers will be based both on Company performance, as measured by achievement of GAAP operating income, and individual performance, as measured by the achievement of personal management objectives. Under the 2010 Plan, cash incentive payments will be funded by the Company’s achievement of GAAP operating income, with funding of the plan to be determined as a specified percentage of GAAP operating income (before incentive plan accruals) within specified ranges established by the Compensation Committee. The Compensation Committee will determine the individual performance of the chief executive officer based on the achievement of personal management objectives that will be established by the committee during the first fiscal quarter of 2010, and the chief executive officer will determine the individual performance of the other participants based on the achievement of personal management objectives established by the chief executive officer and reviewed by the committee during the first fiscal quarter of 2010.

The 2010 Plan requires that Company be profitable on a GAAP operating income basis or there will be no payments under the 2010 Plan. Under the 2010 Plan, the aggregate target cash incentive awards for all executive management participants, including the chief executive officer, other executive officers, and other members of senior management, including vice presidents and director-level employees, total approximately $1.7 million, and the aggregate maximum cash award for all management participants totals approximately $3 million. The cash incentive award for each of the Company’s named executive officers is established as a percentage of their respective annual salaries as follows:

Name	Target Cash Incentive Award	Maximum Cash Incentive Award	FY2010 Annual Salary
Bruno Guilmart	100%	150%	$615,000
Michael G. Potter	50%	100%	$290,000
Chris Fanning	50%	100%	$285,000
Sean Riley	50%	100%	$250,008
Byron Milstead	50%	100%	$245,004

The cash incentive awards, if any are earned, will be paid in February 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: December 4, 2009	By:	/s/ BYRON W. MILSTEAD
Byron W. Milstead Corporate Vice President and General Counsel